SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                                      FORM 8-K

                                   CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported)  April 14, 1997

                            BALCOR PENSION INVESTORS-III
            ------------------------------------------------------------
                              Exact Name of Registrant

               Illinois                           0-11129
     --------------------------------------       -----------------------------
               State or other jurisdiction        Commission file number

               2355 Waukegan Road
               Suite A200
               Bannockburn, Illinois              36-3164211
     --------------------------------------       -----------------------------
               Address of principal               I.R.S. Employer
               executive offices                  Identification
                                                  Number

               60015
     --------------------------------------
               Zip Code

                  Registrant's telephone number, including area code:
                                   (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Orchards Shopping Center

In 1983, the Partnership funded a $3,709,772 loan collateralized by a wrap-around mortgage on the Orchards Office Building (the "Building") and Shopping Center (the "Center"), Loveland, Colorado (together, the "Property"). In 1987, the Partnership received $100,000 from the borrower as a principal payment. Subsequently in 1987, the Partnership obtained title to the Property through foreclosure subject to two existing mortgage loans. The Partnership sold a 1.1-acre outparcel in 1989 and received net proceeds of approximately $340,000. In 1991, the Partnership acquired approximately 83,333 square feet of vacant land adjacent to the Property and sold the land in 1993 receiving net proceeds of approximately $277,000. In 1991, the Partnership repaid one of the mortgage loans utilizing $3,292,496 of Partnership funds and in 1992 refinanced the other underlying mortgage loan with a new $2,853,000 loan (the "Loan") from an unaffiliated lender (the "Lender"). The Partnership received approximately $2,044,000 of net proceeds.

In 1994, the Partnership sold the Building to an unaffiliated third party. From the sale proceeds, the Partnership paid the Lender a $1,000,000 principal payment and a $50,000 prepayment premium and the Lender released its first mortgage lien from the Building. The Partnership received approximately $150,000 of net proceeds from the sale of the Building.

On April 14, 1997, the Partnership contracted to sell the Center to an unaffiliated party, 29th Street Investments, LLC, a Colorado limited liability company, for a sale price of $7,200,000. The purchaser has deposited
$150,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled for June 3, 1997. Upon certain conditions, the purchaser has the right to extend the closing to June 17, 1997 upon written notice to the Partnership on or before May 30, 1997. From the proceeds of the sale, the Partnership will repay the outstanding principal balance of the first mortgage loan, which is expected to be approximately $1,603,000 at closing, and will pay a prepayment penalty of approximately $23,000 and a total of $252,000 as a brokerage commission to two parties, one of which is an affiliate of the third party providing property management services for the Center. The Partnership will receive the remaining proceeds of approximately $5,322,000, less closing costs.

Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the Center. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the Center may not occur.

ITEM 5. OTHER EVENTS
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The Woods Apartments

As previously reported, on March 12, 1997, the Partnership contracted to sell The Woods Apartments to an unaffiliated party, Mid-America Apartments of Texas, L.P., a Texas limited partnership. The sale price is $10,000,000.
The sale closed on April 15, 1997. From the proceeds of the sale, the Partnership paid $200,000 as a brokerage commission to an affiliate of the third party providing property management services for the property and $30,158 in closing costs. The Partnership received the remaining proceeds of approximately $9,770,000. Of such proceeds, $200,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 60 days after the closing.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (2) Agreement of Sale relating to the sale of the Orchards Shopping Center, Loveland, Colorado.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BALCOR PENSION INVESTORS-III

                         By:  Balcor Mortgage Advisors-II, an Illinois
                                 general partnership, its general
                                 partner

                         By: RGF-Balcor Associates-II,
                             an Illinois general partnership,
                             a partner

                         By:  The Balcor Company,
                              a Delaware corporation,
                              a partner

                         By:  /s/  Jerry M. Ogle
                                -------------------------------------------
                                 Jerry M. Ogle, Managing Director
                                 and Secretary
Dated:  April 28, 1997
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